Exhibit 99.1

NEWS RELEASE

Contact:

Tonya Chin

Investor Relations

(408) 934-4565

Genesis Microchip Reports Third Quarter Fiscal 2006 Earnings

Company Delivers Strong Financial Performance and Expands Product Offering

SAN JOSE, Calif., January 19, 2006 – Genesis Microchip Inc. (Nasdaq: GNSS), a world leader in the development of image processing technologies for flat-panel TVs, monitors and other consumer display products, today announced its financial results for the third quarter of fiscal year 2006, which ended December 31, 2005.

•	Total revenues were $74.0 million, compared with $74.9 million for the quarter ended September 30, 2005;

•	Gross margins improved to 48.9 percent, compared with 46.5 percent in the prior quarter;

•	The Company’s net income prepared in accordance with generally accepted accounting principles, or GAAP, was $7.4 million, or $0.20 per diluted share, compared with net income of $9.3 million, or $0.25 per diluted share in the prior quarter;

•	On a non-GAAP (1) basis, net income was $10.2 million, or $0.27 per diluted share, compared with $11.8 million, or $0.31 per diluted share in the prior quarter.

“The third quarter was characterized by record unit shipments, solid revenues, and further gross margin expansion,” said Elie Antoun, Genesis Microchip’s president and CEO. “We successfully launched several new products including our entry into the timing controller market, further expanding our revenue opportunities in the LCD panel markets.

“Looking to our fourth quarter, industry research is predicting seasonal declines in both of our key markets. Additionally, we are expecting a moderate decrease in revenues from our TV controllers primarily due to ongoing product transitions. With respect to our LCD monitor controllers, we anticipate that planned product mix shifts will result in a decline in ASPs and revenue,” concluded Antoun.

Other Operational Highlights

During the quarter, the Company announced flat-panel display design wins with Hisense, Samsung, Skyworth, TPV, and Westinghouse.

The Company also introduced several new products during the quarter including:

Cortez Plus

The FLI8548, the newest addition to the Cortez Family, is an enhanced LCD TV controller which includes integrated HDMI input, a 3D NTSC/PAL video decoder and supports advanced applications including Picture-in-Picture (PIP), and 1080p displays. The controller can be used as a stand alone controller for all analog broadcast systems worldwide and it is designed to be used as a part of digital TV solutions that require Faroudja DCDi Cinema™ image quality.

FLI5962

The newest member of the “Oak” family of controllers, the FLI5962, provides DCDi by Faroudja video processing and the unique ACM-3D™, Active Color Management, for multi-function LCD monitors (MFMs) and LCD TVs with PC and HDTV connectivity.

gm5766

The gm5766 controller, part of the Phoenix series, is a low-cost, memoryless solution targeted for mainstream SXGA and performance LCD monitors up to UXGA. It features ACM-3D™ Active Color Management technologies with true six axis color controls.

gm7746

The gm7746 is a high resolution LCD panel timing controller for 8 and 10-bit, true HD resolution TV panels and WUXGA monitor panels. It provides a host of advanced features including multi-Frame LCD panel overdrive, as well as black insertion for motion blur reduction.

For further details on the quarterly highlights listed above, please see the Press Room section of the Company’s web site at www.gnss.com.

Financial Details

Flat-panel TV controller shipments reached a record 4.5 million units, up 5 percent from 4.3 million units in the prior quarter. LCD monitor controller shipments also reached a record 11.7 million units, a 2 percent sequential increase over the previous quarter. TV revenues grew to 60 percent of total revenue during the quarter. (2)

Gross margin percentage increased 240 basis points sequentially to 48.9 percent, due to improved product costs.

Cash and short-term investments grew $15.8 million to $175.2 million.

The Company improved its working capital metrics by decreasing inventory $6.2 million from the previous quarter to $23.2 million, or 8 weeks of inventory, and reducing its Days Sales Outstanding (DSO) by 4 days to 46 days.

Business Outlook

The following are the Company’s financial targets for the quarter ending March 31, 2006:

•	Revenues to be in the range of $62 million to $67 million;

•	Gross margins to be in the range of 46 to 48 percent;

•	GAAP operating expenses to be in the range of $26.5 to $28 million. The Company expects that non-GAAP operating expenses will be lower than GAAP operating expenses because of the exclusion of charges for the amortization of acquired intangibles and stock-based compensation, which are estimated to be $2 million;

•	The effective tax rate may continue to vary in the short term due to the impact of foreign exchange fluctuations, research and development tax credits and other factors. The Company expects the longer-term effective tax rate to be approximately 25%.

Earnings Conference Call

Genesis Microchip will host a conference call, which is open to all interested investors, today at 2:30 p.m. (PT) / 5:30 p.m. (ET) to discuss its results. The dial-in number for the call is: (719) 457-2681. A replay of the conference call will be available through January 25, 2006, and it can be heard by dialing (719) 457-0820. The replay access code is: 4051745. A live, audio web broadcast of the conference call also will be available at: http://www.gnss.com/inv_ir_events.phtml. An archived version of the web broadcast will also be available at the same website address.

(1) Use of Non-GAAP Financial Information

Non-GAAP net income and operating expenses differ from net income and operating expenses determined according to generally accepted accounting principles, or GAAP. A schedule reconciling these amounts is included in this news release. Differences between GAAP and non-GAAP results include certain operating costs, such as the amortization of acquired intangible assets, stock-based compensation expenses, as well as gain on the sale of investments and income tax adjustments. Genesis Microchip’s management presents these non-GAAP financial measures to allow investors to better evaluate ongoing business performance. Genesis Microchip’s management also uses these non-GAAP financial measures internally to monitor performance of the business. However, Genesis Microchip cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

(2) TV and Monitor Units and Revenues

Some of the Company’s products are used in both flat-panel TVs and LCD monitors. The disclosed split between TV and LCD monitor units and revenues is based on information the customer provides to the Company.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, statements by Elie Antoun, and statements in the Business Outlook section regarding the Company’s anticipated revenues, gross margins, operating expenses and effective tax rate. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include the Company’s ability to gain design wins for its new products and ramp into production volumes; the growth rate of the flat-panel TV and LCD monitor markets; seasonal consumer demand for flat-panel TVs and LCD monitors; the rate of customer transition to the Company’s new integrated single-chip products from the Company’s legacy dual-chip solutions; competitive pricing pressures; availability and pricing of panels and other components for flat-panel TVs and LCD monitors; customer inventory levels; changes in expected product mix; wafer costs and other product fabrication costs; foreign exchange rate fluctuations, research and development tax credits and other factors that impact tax rates; and other risk factors set forth in the Company’s SEC reports, including but not limited to its reports on Form 10-K/A for the fiscal year ended March 31, 2005 and Form 10-Q for the quarter ended September 30, 2005. Genesis Microchip assumes no obligation to update the forward-looking statements included in this release.

About Genesis Microchip

Genesis Microchip Inc. (Nasdaq: GNSS) is a leading provider of image processing systems enabling superior picture quality in flat-panel TVs and a variety of consumer and PC-display products. Featuring Genesis Display Perfection® technologies and Emmy award-winning Faroudja® video technologies, Genesis system-on-a-chip solutions are used worldwide by display manufacturers to produce visibly better images across a broad array of devices including flat-panel displays, digital TVs, projectors, A/V receivers and DVD players/recorders. The Genesis technology portfolio features analog and mixed signal system-on-a-chip design, DCDi® by Faroudja deinterlacing, TrueLife™ video enhancement, IntelliComb™ video decoding and includes over 185 patents. Founded in 1987, Genesis supports its leading brand-name customers with offices in the U.S., Canada, India, Taiwan, South Korea, China, Japan and Singapore. For more information about Genesis Microchip Inc. or Genesis Display Perfection technologies, please visit www.gnss.com.

Note to Editors: Genesis, Genesis Display Perfection, Faroudja, DCDi by Faroudja, Faroudja DCDi Cinema, PurVIEW HD, Active Color Management (ACM), Adaptive Contrast and Color (ACC), TrueLife and IntelliComb are trademarks or registered trademarks of Genesis Microchip Inc. All other trademarks are the property of their respective owners.

Financial statements attached:

•	Consolidated Statements of Operations

•	Non-GAAP Consolidated Statements of Operations

•	GAAP to Non-GAAP Financial Reconciliations

•	Consolidated Balance Sheets

GENESIS MICROCHIP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	Three months ended		Nine months ended
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Revenues	$73,965	$48,286	$208,644	$151,210
Cost of revenues	37,810	26,609	111,553	87,116

Gross profit	36,155	21,677	97,091	64,094

Gross profit %	48.9%	44.9%	46.5%	42.4%

Operating expenses:
Research and development (1)	11,738	8,916	32,605	27,067
Selling, general and administrative (1)	11,935	12,161	34,668	32,475
Amortization of acquired intangibles	2,654	2,654	7,962	7,962
Stock-based compensation	361	2,465	652	4,062

Total operating expenses	26,688	26,196	75,887	71,566

Income (loss) from operations	9,467	(4,519)	21,204	(7,472)
Interest income	1,519	534	3,496	1,253

Income (loss) before income taxes	10,986	(3,985)	24,700	(6,219)
Provision for (recovery of) income taxes	3,621	(2,985)	5,993	(3,616)

Net income (loss)	$7,365	$(1,000)	$18,707	$(2,603)

Net income (loss) per share:
Basic	$0.21	$(0.03)	$0.54	$(0.08)
Diluted	$0.20	$(0.03)	$0.51	$(0.08)

Weighted average number of common shares outstanding:
Basic	35,413	33,151	34,632	32,969
Diluted	37,295	33,151	36,718	32,969

(1)	Certain expenses have been reclassified from selling, general and administrative costs to research and development costs to reflect a change in allocation methodology beginning in the quarter ended June 30, 2005. This change had no effect on total operating expenses or net income, but resulted in a reclassification of $2.1 million and $1.4 million for the quarters ended December 31, 2005 and December 31, 2004, respectively and $5.2 and $4.0 million for the nine months ended December 31, 2005 and December 31, 2004, respectively.

GENESIS MICROCHIP INC.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	Three months ended		Nine months ended
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Revenues	$73,965	$48,286	$208,644	$151,210
Cost of revenues	37,810	26,609	111,553	87,116

Gross profit	36,155	21,677	97,091	64,094

Gross profit %	48.9%	44.9%	46.5%	42.4%

Operating expenses:
Research and development (1)	11,738	8,916	32,605	$27,067
Selling, general and administrative (1)	11,935	12,161	34,668	$32,475

Total operating expenses	23,673	21,077	67,273	59,542

Income from operations	12,482	600	29,818	4,552
Interest income	1,519	534	3,496	1,253

Income before income taxes	14,001	1,134	33,314	5,805
Provision for (recovery of) income taxes	3,792	(2,069)	6,588	(1,134)

Net income	$10,209	$3,203	$26,726	$6,939

Net income per share:
Basic	$0.29	$0.10	$0.77	$0.21
Diluted	$0.27	$0.09	$0.73	$0.20

Weighted average number of common shares outstanding:
Basic	35,413	33,151	34,632	32,969
Diluted	37,370	34,581	36,780	34,201

(1)	Certain expenses have been reclassified from selling, general and administrative costs to research and development costs to reflect a change in allocation methodology beginning in the quarter ended June 30, 2005. This change had no effect on total operating expenses or net income, but resulted in a reclassification of $2.1 million and $1.4 million for the quarters ended December 31, 2005 and December 31, 2004, respectively and $5.2 and $4.0 million for the nine months ended December 31, 2005 and December 31, 2004, respectively.

GENESIS MICROCHIP INC.

GAAP TO NON-GAAP RECONCILIATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	Three months ended			Three months ended
	December 31, 2005 GAAP	Reconciling Items	December 31, 2005 Non-GAAP	December 31, 2004 GAAP	Reconciling Items	December 31, 2004 Non-GAAP
Revenues	$73,965	$—	$73,965	$48,286	$—	$48,286
Cost of revenues	37,810	—	37,810	26,609	—	26,609

Gross profit	36,155	—	36,155	21,677	—	21,677

Gross profit %	48.9%		48.9%	44.9%		44.9%

Operating expenses:
Research and development (1)	11,738	—	11,738	8,916	—	8,916
Selling, general and administrative (1)	11,935	—	11,935	12,161	—	12,161
Amortization of acquired intangibles	2,654	(2,654)	—	2,654	(2,654)	—
Stock-based compensation	361	(361)	—	2,465	(2,465)	—

Total operating expenses	26,688	(3,015)	23,673	26,196	(5,119)	21,077

Income (loss) from operations	9,467	3,015	12,482	(4,519)	5,119	600
Interest income	1,519	—	1,519	534	—	534

Income (loss) before income taxes	10,986	3,015	14,001	(3,985)	5,119	1,134
Provision for (recovery of) income taxes	3,621	171	3,792	(2,985)	916	(2,069)

Net income (loss)	$7,365	$2,844	$10,209	$(1,000)	$4,203	$3,203

Net income (loss) per share:
Basic	$0.21		$0.29	$(0.03)		$0.10
Diluted	$0.20		$0.27	$(0.03)		$0.09

Weighted average number of common shares outstanding:
Basic	35,413		35,413	33,151		33,151
Diluted	37,295		37,370	33,151		34,581

Note: This press release includes non-GAAP operating results that are not prepared in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is provided in the table above. As shown in the table, for the three months ended December 31, 2005 and 2004, non-GAAP net income excludes charges related to the amortization of acquired intangible assets and stock-based compensation expense, and income tax adjustments. We use non-GAAP operating results to evaluate our operating performance and believe that assessment of non-GAAP performance enhances management’s and our investors’ ability to evaluate comparable historic operating results.

(1)	Certain expenses have been reclassified from selling, general and administrative costs to research and development costs to reflect a change in allocation methodology beginning in the quarter ended June 30, 2005. This change had no effect on total operating expenses or net income, but resulted in a reclassification of $2.1 million and $1.4 million for the quarters ended December 31, 2005 and December 31, 2004, respectively.

GENESIS MICROCHIP INC.

GAAP TO NON-GAAP RECONCILIATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	Nine months ended			Nine months ended
	December 31, 2005 GAAP	Reconciling Items	December 31, 2005 Non-GAAP	December 31, 2004 GAAP	Reconciling Items	December 31, 2004 Non-GAAP
Revenues	$208,644	$—	$208,644	$151,210	$—	$151,210
Cost of revenues	111,553	—	111,553	87,116	—	87,116

Gross profit	97,091	—	97,091	64,094	—	64,094

Gross profit %	46.5%		46.5%	42.4%		42.4%

Operating expenses:
Research and development (1)	32,605	—	32,605	27,067	—	27,067
Selling, general and administrative (1)	34,668	—	34,668	32,475	—	32,475
Amortization of acquired intangibles	7,962	(7,962)	—	7,962	(7,962)	—
Stock-based compensation	652	(652)	—	4,062	(4,062)	—

Total operating expenses	75,887	(8,614)	67,273	71,566	(12,024)	59,542

Income (loss) from operations	21,204	8,614	29,818	(7,472)	12,024	4,552
Interest income	3,496	—	3,496	1,253	—	1,253

Income (loss) before income taxes	24,700	8,614	33,314	(6,219)	12,024	5,805
Provision for (recovery of) income taxes	5,993	595	6,588	(3,616)	2,482	(1,134)

Net income (loss)	$18,707	$8,019	$26,726	$(2,603)	$9,542	$6,939

Net income (loss) per share:
Basic	$0.54		$0.77	$(0.08)		$0.21
Diluted	$0.51		$0.73	$(0.08)		$0.20

Weighted average number of common shares outstanding:
Basic	34,632		34,632	32,969		32,969
Diluted	36,718		36,780	32,969		34,201

Note: This press release includes non-GAAP operating results that are not prepared in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is provided in the table above. As shown in the table, for the three months ended December 31, 2005 and 2004, non-GAAP net income excludes charges related to the amortization of acquired intangible assets and stock-based compensation expense, and income tax adjustments. We use non-GAAP operating results to evaluate our operating performance and believe that assessment of non-GAAP performance enhances management’s and our investors’ ability to evaluate comparable historic operating results.

(1)	Certain expenses have been reclassified from selling, general and administrative costs to research and development costs to reflect a change in allocation methodology beginning in the quarter ended June 30, 2005. This change had no effect on total operating expenses or net income, but resulted in a reclassification of $5.2 and $4.0 million for the nine months ended December 31, 2005 and December 31, 2004, respectively.

GENESIS MICROCHIP INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands of dollars)

(unaudited)

	December 31, 2005	March 31, 2005
ASSETS
Current assets:
Cash and short-term investments	$175,215	$129,757
Accounts receivable, trade	37,245	30,310
Inventory	23,187	17,557
Other	6,849	5,583

Total current assets	242,496	183,207
Capital assets	17,873	15,987
Acquired intangibles	9,651	17,265
Goodwill	181,981	181,981
Deferred income taxes	10,238	14,056
Other	5,131	3,796

Total assets	$467,370	$416,292

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	10,264	12,044
Accrued liabilities	20,432	11,634
Income taxes payable	2,558	3,118

Total current liabilities	33,254	26,796

Stockholders’ equity:
Capital stock	434,738	405,356
Cumulative other comprehensive loss	(94)	(94)
Stock-based compensation	(3,701)	(232)
Retained earnings/ (deficit)	3,173	(15,534)

Total stockholders’ equity	434,116	389,496

Total liabilities and stockholders’ equity	$467,370	$416,292